                                                                   EXHIBIT 10.29

                           ASSET PURCHASE AGREEMENT

                                    between

                            AT&T WIRELESS PCS INC.

                                      and

                           TRITON PCS HOLDINGS, INC.

                          Dated as of August 20, 1998

                           ASSET PURCHASE AGREEMENT
                           ------------------------

         ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of August 20,
                                        ---------
1998, between AT&T WIRELESS PCS INC., a Delaware corporation ("AT&T PCS"), and
                                                               --------
TRITON PCS HOLDINGS, INC., a Delaware corporation (the "Company").
                                                        -------

     WHEREAS, AT&T PCS has been granted the PCS License described on Schedule I (the "PCS License");
      -----------

     WHEREAS, AT&T PCS and Triton PCS Operating Company, L.L.C., a Delaware limited liability company and Subsidiary (as hereinafter defined) of the Company ("Triton Operating Co."), have entered into a certain Construction and Operating Agreement dated July 31, 1998 (the "Management Agreement") pursuant to which Triton Operating Co. will manage and operate the System during the period prior to Closing (as hereinafter defined);

     WHEREAS, AT&T PCS wishes to sell to the Company, and the Company wishes to acquire from AT&T PCS, the AT&T PCS Contributed License (as hereinafter defined) and certain of the assets of AT&T PCS used in the operation of the System (as hereinafter defined), all on the terms and subject to the conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement:

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise, provided that the Company and Triton Operating Co. shall not be deemed to control AT&T PCS by reason of the Management Agreement or otherwise.

     "Assigned Agreements" has the meaning set forth in Section 2.1(d).
      -------------------

     "Assumed Liabilities" has the meaning set forth in Section 2.4.
      -------------------

     "AT&T PCS" has the meaning set forth in the preamble.
      --------

     "AT&T PCS Contributed License" has the meaning set forth in Section 2.1.
      ----------------------------

     "AT&T PCS Material Adverse Effect" means a material adverse effect on the
      --------------------------------
AT&T PCS Contributed License or the Purchased Assets, taken as a whole, or on the Transactions.

     "AT&T PCS Retained License" has the meaning set forth in Section 2.1.
      -------------------------

     "Business Day" means any day other than a Saturday, Sunday or a legal
      ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

     "BTA" means the unit of division (of which there are four hundred ninety-
      ---
three (493)) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Basic Trading Areas, as defined by the FCC.

     "Cash Purchase Price" has the meaning set forth in Section 2.3.
      -------------------

     "Claim" has the meaning set forth in Section 8.4.
      -----

     "Closing" has the meaning set forth in Section 3.1.
      -------

     "Closing Date" has the meaning set forth in Section 3.1.
      ------------

     "Company" has the meaning set forth in the preamble.
      -------

     "Company Material Adverse Effect" means a material adverse effect on the
      -------------------------------
business, financial condition, assets, liabilities or results of operations, taken as a whole, of the Company or on the AT&T PCS Contributed License or the Purchased Assets, taken as a whole, or on the Transactions.

     "Company Plan" has the meaning set forth in Section 4.5(d).
      ------------

     "Confidential Information" means any and all information regarding the
      ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

     "Consents" means all consents and approvals of Governmental Authorities or
      --------
other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

     "Continuing Employees" has the meaning set forth in Section 4.5(a).
      --------------------

     "Designated Purchaser" has the meaning set forth in Section 10.4.
      --------------------

     "Employee" has the meaning set forth in Section 4.5(a).
      --------

     "Environmental Law" means any of the following:  the Resource Conservation
      -----------------
Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar Federal and state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public.

     "Excluded Liabilities" has the meaning set forth in Section 2.4(a).
      --------------------

     "Excluded Periods" has the meaning set forth in Section 2.4(a).
      ----------------

     "FCC" means the Federal Communications Commission or similar regulatory
      ---
authority established in replacement thereof.

     "FCC Law" means the Communications Act of 1934, as amended, including as
      -------
amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

     "Final Order" has the meaning set forth in Section 7.1(b).
      -----------

     "Governmental Authority" means a Federal, state or local court,
      ----------------------
legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

     "Hazardous Material" shall mean anything defined as a "hazardous
      ------------------
substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic substance" or other similar item in any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" has the meaning set forth in Section 8.4.
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 8.4.
      ------------------

     "Independent Accountant" means Arthur Andersen LLP.
      ----------------------

     "Law" means applicable common law and any statute, ordinance, code or
      ---
other
law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Transfer" has the meaning set forth in Section 3.2(a).
           ----------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Management Agreement" has the meaning set forth in the recital
           --------------------
clauses.

          "Material Agreements" means those Assigned Agreements designated to be
           -------------------
material on Exhibit 2.1(d) and as to which AT&T PCS shall be required to obtain the consent of the other party thereto to the assignment of such Assigned Agreement to the Company.

          "MTA" means the unit of division (of which there are fifty-one (51))
           ---
for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Major Trading Areas, as defined by the FCC.

          "New York Courts" has the meaning set forth in Section 10.6.
           ---------------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "PCS" means Personal Communications Services, which is the term to
           ---
describe the services that may be provided as a result of obtaining the AT&T PCS Contributed License under FCC Law.

          "Potentially Rejected Sites" has the meaning set forth in Section
           --------------------------
7.2(g).

          "Purchase Price" has the meaning set forth in Section 2.3.
           --------------

          "Purchased Assets" means the assets described in Section 2.1.
           ----------------

          "Representatives" has the meaning set forth in Section 4.2(a).
           ---------------

          "Search Results" has the meaning set forth in Section 4.10.
           --------------

          "Section 8.2 Indemnified Party" has the meaning set forth in
           -----------------------------
Section 8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in
           -----------------------------
Section 8.3.

          "Securities" means the shares of Series D Preferred Stock being issued
           ----------
hereunder, together with any shares of Common Stock of the Company issued upon conversion of shares of Series D Preferred Stock.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Series D Preferred Stock" has the meaning set forth in Section 2.3.
           ------------------------

          "Stockholders Agreement" means the Stockholders Agreement of the
           ----------------------
Company, dated as of February 4, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "System" means the wireless PCS telecommunications system constructed
           ------
by AT&T PCS in the Norfolk, Virginia BTA.

          "System Cell Sites" has the meaning set forth in Section 4.11.
           -----------------

          "Third-Party Proposal" has the meaning set forth in Section 4.9.
           --------------------

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          "Triton Operating Co." has the meaning set forth in the recital
           --------------------
clauses.

     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.


                                  ARTICLE II
            PURCHASE AND SALE OF ASSETS; PAYMENT OF CONSIDERATION;
            ------------------------------------------------------
                       CERTAIN RESTRICTIONS ON TRANSFER
                       --------------------------------

      2.1 Purchase and Sale of Purchased Assets.  Upon the terms and subject to
          -------------------------------------
the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained: (a) AT&T PCS shall partition and disaggregate the PCS License to create, as more particularly described on
Exhibit 2.1, (i) a License (the "AT&T PCS Contributed License") providing in the
                                 ----------------------------
aggregate the right to use 20 MHz of authorized frequencies to provide broadband PCS services throughout the entirety of the Norfolk, Virginia BTA, and (ii) a License (the "AT&T PCS Retained License") providing in the aggregate the right
              -------------------------
to use the balance of the authorized frequencies under the PCS License to provide broadband PCS services throughout the entirety of the Norfolk-Richmond, Virginia MTA (which right shall be exercised by AT&T PCS in accordance with the Stockholders Agreement), and (b) at the Closing, AT&T PCS shall sell, transfer, assign, convey and deliver to the Company (or one or more Designated Purchasers), free and clear of all Liens (other than those arising under any of the obligations being assumed by the Company pursuant to Section 2.4), and the Company shall purchase, acquire and accept from AT&T PCS, the AT&T PCS Contributed License. In addition to the AT&T PCS Contributed License, upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, AT&T PCS shall sell, transfer, assign, convey and deliver to the Company (or one or more Designated Purchasers), free and clear of all Liens (other than Liens securing the Assumed Liabilities), and the Company shall purchase, acquire and accept from AT&T PCS, the following assets of AT&T PCS used in the operation of the System as the same exist at the Closing Date (together with the AT&T PCS Contributed License, the "Purchased Assets"):

          (a) the fixed assets of AT&T PCS listed on Exhibit 2.1(a) (consisting of real property, buildings and improvements to real property, furniture, furnishings, fixtures, leasehold improvements, office or other equipment, vehicles, machinery and equipment, switches, cell site equipment, electrical power units, antennas, transmission lines, microwave equipment, tools and computer hardware and software listed on Exhibit 2.1(a)) or acquired after the date hereof for use exclusively in the operation of the System;

          (b) supplies of AT&T PCS held for use exclusively in the operation of the System;

          (c) all prepaid property taxes, prepaid rent, prepaid freight and other prepaid expenses, deposits and deferred charges of AT&T PCS relating to the operation of the System;


          (d) all rights and benefits under all leases, contracts and other agreements listed on Exhibit 2.1(d) (the "Assigned Agreements") or entered into after the date hereof and prior to the Closing Date in accordance with Section 4.3(c) or the Management Agreement;

          (e) any operating data, books and records, customer and subscriber lists and credit information, engineering data, drawings and advertising and promotional materials, suppliers' lists, manuals, blueprints, employee payroll and benefit records, economic, demographic and other studies and construction reports relating exclusively to the System. AT&T PCS may make and retain, or the Company will furnish to AT&T PCS, copies of such records as reasonably required by AT&T PCS; and

          (f) all other assets used by AT&T PCS exclusively in the business relating to the System.

     The Purchased Assets constitute all of the assets of AT&T PCS which are used exclusively in the operation of the System and not used by AT&T PCS in any other of its operations.

      2.2 Excluded Assets.  Notwithstanding anything to the contrary herein
          ---------------
contained, there is hereby expressly excluded from the Purchased Assets the following:

          (a)  all cash on hand or in banks;

          (b) all trade accounts receivable, miscellaneous accounts receivable, intercompany receivables, claims receivable and notes receivable, whether relating to the System or otherwise;

          (c) subject to the Network Membership License Agreement (as such term is defined in the Stockholders Agreement), all patents, trade secrets, inventions, trademarks, service marks, trade names, logos, slogans, copyrights and mask works (including all registrations and applications for registration of any of the foregoing), and all other intellectual property rights of any nature whatsoever of AT&T PCS or its Affiliates, including without limitation any and all rights to the name and mark "AT&T," any name or mark which incorporates "AT&T" and any variations, derivations and combinations thereof, whether relating to the System or otherwise;

          (d) AT&T PCS's right to receive payment under the various Cost Sharing Agreements between AT&T PCS and SprintCom, Inc. relating to co-location by SprintCom, Inc. of communications equipment at the cell sites leased from the Virginia Department of Transportation set forth on Exhibit 2.2(d).

          (e) all assets of any kind or nature, whether tangible or intangible, which are not specified herein or are used by AT&T PCS in any of its operations other than the System; and

          (f)  the AT&T PCS Retained License.

      2.3 Payment of Consideration.  Upon the terms and subject to the
          ------------------------
conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, in consideration of the assignment of the Purchased Assets, the Company shall (i) pay to AT&T PCS by wire transfer of immediately available funds the amount of Ninety One Million Five Hundred Eighteen Thousand Six Hundred Fifty One ($91,518,651) Dollars (the "Cash Purchase Price") (subject to adjustment pursuant to Section 2.4(b) and, in
 -------------------
the event that the System Cell Sites shall not have been completed on or prior to the Closing Date, Section 4.11), (ii) issue and deliver to AT&T PCS 134,813.49 shares of Series D Preferred Stock, par value $0.01 per share ("Series D Preferred Stock"), of the Company and (iii) assume the Assumed
--------------------------
Liabilities in accordance with Section 2.4 (the Cash Purchase Price, the Series D Preferred Stock and the assumption of the Assumed Liabilities are collectively referred to herein as the "Purchase Price").
                           --------------

      2.4 Assumption of Obligations.
          -------------------------

          (a) On and as of the Closing Date, the Company (or, if applicable, the Company and any Designated Purchasers, jointly and severally) shall assume and agree to discharge and perform, when due, the following liabilities and obligations of AT&T PCS (collectively, the "Assumed Liabilities"): (i) those
                                            -------------------
liabilities and obligations accruing, arising out of or relating to events or occurrences on or after the date of execution of the Management Agreement under the Assigned Agreements; and (ii) any and all obligations and liabilities accruing, arising out of or relating to events or occurrences on or after the date of execution of the Management Agreement relating to or arising out of the ownership (after the Closing), use or operation of the System or any of the Purchased Assets (other than those liabilities and obligations arising out of
(A) a breach by AT&T PCS of this Agreement or the Management Agreement or (B) any negligence or willful misconduct by AT&T PCS on or after the date of execution of the Management Agreement or (C) matters relating to the System for which the Company does not have management responsibility under the Management Agreement (e.g. employee benefit plans for the System's employees)); provided that if during any period prior to Closing the Management Agreement is not in effect (each, an "Excluded Period"), the Assumed Liabilities shall not include items described in clauses (i) and (ii) above that accrue, arise out of or relate to events or occurrences during the Excluded Periods. Except for the Assumed Liabilities, neither the Company nor any of its Affiliates shall assume or in any way undertake to pay, perform, satisfy or discharge any liabilities and obligations of AT&T PCS, and AT&T PCS agrees to pay and satisfy when due any liabilities and obligations relating to or arising out of the ownership, use or operation of the System or any of the Purchased Assets other than the Assumed Liabilities (collectively, the "Excluded Liabilities").
                                --------------------

          (b) All payments made by AT&T PCS, and all obligations arising, under the

Assigned Agreements shall be prorated as of the Closing Date, and the amounts thereof allocable or attributable to periods ending prior to the Closing Date shall be for the account of AT&T PCS and amounts thereof allocable or attributable to periods commencing on and after the Closing Date shall be for the account of the Company. For purposes of this Section 2.4(b), AT&T PCS and the Company agree that amounts expended by AT&T PCS pursuant to Assigned Agreements with (x) the Virginia Department of Transportation and (y) the Commonwealth of Virginia, in each case in respect of construction and other related costs that are credited against AT&T PCS's rental obligations for periods on or after the Closing Date under leases entered into or to be entered into pursuant to such Assigned Agreements, shall constitute payments made by AT&T PCS that are subject to proration pursuant to this Section 2.4(b); provided that such obligation of the Company to reimburse AT&T PCS in respect of amounts allocable to periods after the Closing Date pursuant to Assigned Agreements with the Virginia Department of Transportation shall not exceed $2,600,000. A preliminary schedule of all adjustments pursuant to this Section 2.4(b) shall be prepared by AT&T PCS and delivered to the Company at least ten (10) Business Days prior to the Closing Date. The Company and its representatives will be provided with supporting documentation used in the preparation thereof by AT&T PCS. The Company shall have a period of five (5) Business Days to review such preliminary schedule and supporting documentation and provide AT&T PCS with written notice of any objections or corrections thereto that the Company may have. An initial adjustment to the Cash Purchase Price based upon the aggregate amount of undisputed adjustments on the preliminary schedule shall be made at the Closing. A final schedule of such adjustments (including the disputed adjustments) shall be prepared jointly by the Company and AT&T PCS on or prior to the twentieth (20/th/) Business Day following the Closing Date. In the absence of mutual agreement regarding such final schedule within such twenty
(20) day period, the parties shall engage the Independent Accountant to determine the amount of the adjustment to be made pursuant to this Section 2.4(b). The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. A final adjustment to the Cash Purchase Price based upon such final schedule and payment of the net amount thereof to which AT&T PCS or the Company shall be entitled under this
Section 2.4(b) shall be made on the twentieth (20/th/) Business Day following the Closing Date, or upon the determination of the Independent Accountant, as the case may be. In connection with the final calculation of any such adjustment, each party shall give to the other party and its agents and representatives (including its independent auditors and attorneys) and the Independent Accountant, reasonable access, during normal business hours and upon reasonable notice, to the records, books, contracts and documents reasonably requested by such other party or the Independent Accountant for such purpose, furnish such other party and the Independent Accountant, with all such information as such other party or the Independent Accountant may reasonably request for such purpose and cause its appropriate officers, employees, consultants, agents, accountants and attorneys to cooperate with such attorneys and representatives and the Independent Accountant in connection therewith.

      2.5 No Expansion of Third-Party Rights.  The assumption by the Company
          ----------------------------------
(or, if applicable, the Company and any Designated Purchasers) of the Assumed Liabilities, and the transfer thereof by AT&T PCS to the Company, shall in no way expand the rights or remedies of any third party against the Company (and, if applicable, such Designated Purchasers) as compared to the rights and remedies that such third party would have had against AT&T PCS had the Company (and, if applicable, such Designated Purchasers) not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Company (and, if applicable, such Designated Purchasers) of the Assumed Liabilities shall not create any third-party beneficiary rights.

      2.6      Payment of Certain Expenses.  The Company agrees, in the event
               ---------------------------
the Transactions are consummated, to pay, and save AT&T PCS harmless against, the reasonable and documented fees and disbursements of AT&T PCS's counsel, up to a maximum of $50,000 in the aggregate, in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant hereto or in connection herewith, and (ii) the consummation of the Transactions, including, without limitation, all legal fees and related expenses incurred in connection with the preparation and filing of applications on Form 490 with the FCC necessary to effect the License Transfer.

      2.7 Restrictive Legends.  Each certificate representing Securities
          -------------------
(including the Securities originally issued hereunder or delivered upon conversion of the Series D Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES OR 'BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS."

      2.8 Allocation of Purchase Price.  On or prior to the Closing Date, the
          ----------------------------
Company and AT&T PCS shall mutually agree upon the allocation of the Purchase Price among the Purchased Assets. The parties agree that such allocation shall be made based upon the relative fair market values of the Purchased Assets as of the Closing Date. In the absence of mutual agreement within such period, the parties shall submit promptly the determination of such allocation to Independent Accountant who will be engaged by the parties to allocate the Purchase Price among the Purchased Assets based upon their relative fair market values as of the Closing Date. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. The Company and AT&T PCS agree to file all tax returns and reports, including Internal Revenue Service Form 8594, in accordance with such allocation and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Code.


                                  ARTICLE III
                                    CLOSING
                                    -------

          3.1  Time and Place of Closing.  Upon the terms and subject to the
               -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                                         -------
place at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York, at 10:00 a.m. local time on the twelfth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing
                                                                       -------
Date"). The Closing shall be deemed to have occurred as of 12:01 a.m. on the
----
Closing Date.

          3.2  Closing Actions and Deliveries.  Upon the terms and subject to
               ------------------------------
the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Purchased Assets and the issuance of the Securities in consideration therefor, the parties shall on the Closing Date take the following actions:

          (a) Assignment of License.  AT&T PCS shall execute and deliver to the
              ---------------------
Company one or more instruments of assignment, substantially in the form of
Exhibit 3.2(a), sufficient to assign to the Company (or any Designated Purchasers) the AT&T PCS Contributed License (such assignment being herein referred to as the "License Transfer").
                    ----------------

          (b) Assignment of Purchased Assets.  AT&T PCS shall execute and
              ------------------------------
deliver to the Company one or more bills of sale or instruments of assignment, substantially in the form of Exhibit 3.2(b), sufficient to assign to the Company (or any Designated Purchasers) the Purchased Assets.

          (c) Delivery of Cash Purchase Price.  The Company shall deliver to
              -------------------------------
AT&T PCS the Cash Purchase Price, as adjusted in accordance with Sections 2.4(b) and 4.11, by wire transfer of immediately available funds.

          (d) Delivery of Series D Preferred Stock.  The Company shall deliver
              ------------------------------------
to AT&T PCS stock certificates, duly executed by authorized signatories of the Company, representing the shares of Series D Preferred Stock to be issued to AT&T PCS in accordance with the terms of Section 2.3.

          (e) Assumption of Obligations.  The Company shall execute and deliver
              -------------------------
to AT&T PCS an instrument of assumption, substantially in the form of Exhibit 3.2(e), in respect of the obligations to be assumed by the Company pursuant to
Section 2.4(a).

          (f)  Other Deliveries.
               ----------------

               (i) AT&T PCS shall execute and deliver or cause to be executed and delivered to the Company the following additional documents:

                    (A) original or copies of all Assigned Agreements to the extent not previously provided to the Company;

                    (B) the opinion of Rubin Baum Levin Constant & Friedman, dated the Closing Date, addressed to the Company (and its lenders, if applicable) and substantially in the form of Exhibit 3.2(f)(i)(B);

                    (C) the opinion of Young & Jatlow, dated the Closing Date, addressed to the Company (and its lenders, if applicable) and substantially in the form of Exhibit 3.2(f)(i)(C);

                    (D) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b) and that all of the conditions precedent to the obligations of AT&T PCS hereunder have been waived by AT&T PCS or satisfied;

                    (E) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to (I) the resolutions adopted by AT&T PCS duly authorizing the execution, delivery and performance of this Agreement by AT&T PCS and the execution and delivery by AT&T PCS of all instruments and documents contemplated hereby and (II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of AT&T PCS and any other agreement executed or to be executed in connection herewith;

                    (F) A good standing certificate of AT&T PCS from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

                    (G) The Search Results, as set forth in Section 4.10, together with all releases, satisfaction pieces and UCC-3 Termination Statements required to release the Liens on the Purchased Assets shown in the Search Results (other than Liens securing the Assumed Liabilities).

                    (H) updated versions of Exhibits 2.1(a) and 2.1(d) reflecting all acquisitions of Purchased Assets by AT&T PCS since the date hereof;

                    (I) all required consents to the assignments of the Material Agreements (containing, with respect to the real property leases included in the Material Agreements, appropriate estoppel representations in form and substance reasonably satisfactory to the Company); and

                    (J) all such other documents and instruments as the Company or its counsel may reasonably request in order to consummate the Transactions.

              (ii) The Company shall execute and deliver or cause to be executed and delivered to AT&T PCS the following additional documents:

                    (A) the opinion of Kleinbard, Bell & Brecker LLP, dated the Closing Date, addressed to AT&T PCS and substantially in the form of Exhibit 3.2(f)(ii)(A);

                    (B) the opinion of Latham & Watkins, dated the Closing Date, addressed to AT&T PCS and substantially in the form of Exhibit 3.2(f)(ii)(B);

                    (C) a certificate of an officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.3(a) and 7.3(b) and that all of the conditions precedent to the obligations of the Company hereunder have been waived by the Company or satisfied;

                    (D) a certificate of an officer of the Company, dated the Closing Date, certifying as to (I) the resolutions adopted by the Company duly authorizing the execution, delivery and performance of this Agreement by the Company and the execution and delivery by the Company of all instruments and documents contemplated hereby and (II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of the Company and any other agreement executed or to be executed in connection herewith;

                    (E) A good standing certificate of the Company from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing; and

                    (F) all such other documents and instruments as AT&T PCS or its counsel may reasonably request in order to consummate the Transactions.

          3.3  Closing Costs; Taxes and Fees.  The Company shall pay or cause to
               -----------------------------
be paid at the Closing or, if due prior to the Closing or thereafter, promptly when due: (i) all gross receipts taxes, transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the transfer of the Purchased Assets; and (ii) one fee under the HSR Act relating to the Transactions hereunder. AT&T PCS shall pay or cause to be paid at the Closing, or if due prior to the closing or thereafter, promptly when due, any additional fee under the HSR Act that may be required to consummate the Transactions.

                                  ARTICLE IV
                                   COVENANTS
                                   ---------

          4.1  Consummation of Transactions.  Each party shall use all
               ----------------------------
commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement to consummate the Transactions, which efforts shall include the following:

          (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

          (b) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by AT&T PCS or the Company or any other party in connection with the Transactions or otherwise to comply with applicable FCC Law.

          (c) Upon the request of the other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

          (d) Each party covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

          (i) It is understood that the Closing is subject to prior approval of the FCC and may be subject to the prior approval of one or more state regulatory commissions. The parties shall use their best efforts to file with the FCC and any relevant state agency or agencies, as soon as practicable following the date hereof and in no event later than ten (10) Business Days from the date hereof, a joint application requesting the approval of the transfer of the Purchased Assets to the Company, or its designee. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions reasonably requested by the FCC or other regulatory authority and to file such material as shall be necessary or required to obtain any necessary waivers or other authority from the FCC or such state agency or agencies in connection with the foregoing applications.

          (ii) Within fifteen (15) Business Days of the date of execution hereof, the parties shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the Department of Justice any and all reports or notifications which are required to be filed under the HSR Act or other Law.

        4.2  Confidentiality.
             ---------------

          (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and
                                     ---------------
retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this
Section 4.2. Until the Closing, each party agrees to use Confidential Information received from another party only to pursue such Transactions, but not for any other purpose. All tangible embodiments of Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) The obligations set forth in Section 4.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents. In addition, from and after the Closing the obligations set forth in Section 4.2(a) shall not apply to the Company with respect to Confidential Information relating to the System or the Purchased Assets.

          (c) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 4.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
4.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 4.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this
Section 4.2.

          (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates: (i) to the other party and its Affiliates or Representatives; (ii) as otherwise required by Law, including securities laws; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible; (iii) as required by its existing or potential lending sources (such lending sources to acknowledge that any such Confidential Information disclosed to them is subject to the provisions hereof); (iv) as required to enforce its rights under this Agreement; or (v) as required to obtain the Consents specified in Sections 7.1(a) through (c).

          4.3  Covenants of AT&T PCS.  From and after the execution and delivery
               ---------------------
of this Agreement to and including the Closing Date, AT&T PCS shall:

          (a) Comply with all applicable Laws relating to the PCS License and the Purchased Assets or their use except to the extent that such failure to comply would not have an AT&T PCS Material Adverse Effect;

          (b) Use its reasonable best efforts to maintain the PCS License in full force and effect;

          (c) Without the Company's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the Purchased Assets or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the Purchased Assets or any interest therein (other than Liens securing the Assumed Liabilities or Liens which will be terminated and released prior to Closing); or (iii) enter into any contract or agreement relating exclusively to the Purchased Assets or the System (it being understood that any such agreement entered into between the date hereof and the Closing Date with the Company's prior written consent shall constitute an Assigned Agreement) other than those which are terminable by AT&T PCS without penalty or any liability at the Closing;

          (d) Give to the Company and its agents and representatives (including its independent auditors and attorneys) reasonable access (such access not to interfere unreasonably with the operation of the System or with any other operations of AT&T PCS) during normal business hours and upon reasonable notice, to the Purchased Assets and the employees of the System, and to records, books, contracts and documents relating to the Purchased Assets or the System, furnish the Company with all such information concerning the Purchased Assets or the System as the Company may reasonably request and cause the appropriate officers, employees, consultants, agents, accountants and attorneys of AT&T PCS to cooperate with such attorneys and representatives in connection with such review and examination;

          (e) Deliver to the Company copies of all environmental assessment reports, if any, it has in its possession covering any real property at or on which any of the Purchased Assets is located or that is leased pursuant to an Assigned Agreement;

          (f) AT&T PCS shall use commercially reasonable efforts to preserve the Purchased Assets intact and, from time to time, to make all reasonably necessary repairs thereto;

          (g) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) the Purchased Assets or their use, and which would reasonably be expected to have an AT&T PCS Material Adverse Effect;

          (h) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, or which would reasonably be expected to have an AT&T PCS Material Adverse Effect, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to the Company and use commercially reasonable efforts to prevent or to promptly remedy such breach;

          (i) Cause the Company to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have an AT&T PCS Material Adverse Effect, or materially adversely affect the Purchased Assets (taken as a whole) or their use (other than proceedings affecting the PCS or wireless communications services industry generally), (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions and (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof;

          (j) Conduct the business of the System only in the ordinary course and in this regard use its diligent efforts to preserve the Purchased Assets intact;

          (k) use commercially reasonable efforts to preserve its relationships with all parties to the Assigned Agreements and to perform in all material respects all of its obligations under the Assigned Agreements according to the terms and conditions thereof (it being understood and agreed by the parties that AT&T PCS, in accordance with the Management Agreement, is seeking to amend the terms of the Assigned Agreements with the Virginia Department of Transportation to, among other things, increase the amount of rent credits to which AT&T PCS is entitled thereunder);

          (l) maintain true, correct and complete books and records relating to the System; and

          (m) not fail to pay when due any liability or obligations that, if unpaid, would become a Lien upon any of the Purchased Assets.

          4.4  Covenants of the Company.  From and after the execution and
               ------------------------
delivery of this Agreement to and including the Closing Date, the Company shall:

          (a) Comply with all applicable Laws, including all such Laws relating to the PCS License and the Purchased Assets or their use except to the extent that such failure to comply would not have a Company Material Adverse Effect;

          (b) Comply with the terms of the Stockholders Agreement;

          (c) Give written notice to AT&T PCS promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) it, its properties or assets, and which would reasonably be expected to have a Company Material Adverse Effect;

          (d) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement or which would reasonably be expected to have a Company Material Adverse Effect, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to AT&T PCS and use commercially reasonable efforts to prevent or to promptly remedy such breach; and

          (e) Cause AT&T PCS to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have a Company Material Adverse Effect (other than proceedings affecting the PCS or wireless communications services industry generally), (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions and (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

       4.5  Employees.
            ---------

          (a) Except as set forth on Exhibit 4.5 or as otherwise agreed by the Company and AT&T PCS, on or before thirty (30) days prior to the Closing Date, the Company shall offer each of the employees of AT&T PCS rendering services exclusively to the System employment with the Company after the Closing Date on terms consistent with the Company's standard policies (each such employee other than any person that the Company and AT&T PCS agrees shall not be so offered employment by the Company, an "Employee"). Notwithstanding the foregoing, the Company shall offer each Employee comparable employment, whereby the

Employee's duties and responsibilities are not significantly reduced, the Employee's base pay is not reduced by more than 10%, and the Employee is not transferred to a new facility located more than 50 miles from such Employee's current work site, except that the Company shall, as a condition of such offer of employment, be permitted to require any Employee to relocate to the Richmond, Virginia area. Upon reasonable notice, AT&T PCS shall provide the Company with access to the Employees during normal business hours throughout the period from the date hereof through the Closing Date, for the purpose of interviewing such employees, negotiating with the Employees regarding their salary and other terms of employment, and providing transition training for those employees continuing in employment after the Closing Date ("Continuing Employees"). AT&T PCS agrees to use all reasonable efforts to assist the Company in employing the Employees and, in this regard, to terminate the Employees on or prior to the Closing Date. Upon such termination, AT&T PCS shall pay each Employee all amounts due and owing such Employee in respect of salary or benefits (including severance benefits, if any) relating to the Employee's employment by AT&T PCS. AT&T PCS waives any claims against the Company or any Employee arising from such employment of the Continuing Employees of the Company (including arising from any employment agreement or noncompetition agreement). Nothing contained in this Agreement shall confer upon any Employee any right with respect to continued employment by AT&T PCS or the Company. No provision of this Agreement shall create any third-party rights in any Employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such Employee by the Company or under any employee benefit plan that the Company may maintain.

          (b) All expenses covered under any medical, dental, vision, prescription drug, disability, travel accident, accidental death and dismemberment, and life insurance plans of the Company and which are incurred by Continuing Employees and their dependents on or after the Closing Date, including any expenses attributable to facts or conditions existing on or before the Closing Date, are the responsibility of the Company and shall be paid directly by the Company or its insurance carrier to such Continuing Employees and dependents. The Company shall be responsible for any medical, dental or life insurance coverage under the terms of the Company's plans (if any) due to any Continuing Employees and their dependents who retire after the Closing Date. The Company shall fulfill the obligations under continuation coverage rules of the Consolidation Omnibus Budget Reconciliation Act (COBRA) with respect to a "qualifying event" within the meaning of Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 603 of the Employee Retirement Income Security Act of 1974, as amended, occurring on or after the Closing Date with respect to any Continuing Employees and their dependents. All short-term, long-term and extended disability benefits under the terms of the Company's plans (if any) payable to Continuing Employees and their dependents who become disabled on or after the Closing Date shall be the responsibility of the Company and shall be paid directly by the Company or its insurance carrier to such Continuing Employees and their dependents.

          (c) Effective as of the Closing Date, the Company shall (to the extent permitted under the provisions of the Company's group health plan) cause all Continuing Employees and their dependents to be eligible to participate in a group health plan and shall waive any minimum eligibility period of employment for coverage and any preexisting condition requirement and provide credit towards the payment of any deductible for any Continuing Employees and their dependents with respect to such plan.

          (d) As soon as practicable after the Closing Date, the Company shall (to the extent permitted under the Company Plan) cause each Continuing Employee to be eligible to participate in a defined contribution plan qualified under Code Section 401(a) and 401(k) (the "Company Plan"). The Company shall (to the extent permitted under the Company Plan) cause each Continuing Employee to be granted credit for service with AT&T PCS or any affiliate thereof for purposes of eligibility and vesting in the Company Plan.

          (e) An amount in cash equal to the aggregate value of account balances in the AT&T Wireless Service 401(k) Retirement Plan attributable to Continuing Employees, which account balances shall include any employer matching contributions in respect of employee contributions made prior to the Closing Date and shall be valued, to the extent administratively feasible, so as to include earnings and losses to a date not more than 30 days prior to the date of transfer, will (to the extent permitted under the Company Plan) be transferred to the Company's Plan, along with corresponding liabilities to pay benefits. After the aforesaid transfer of account balances, the payment of benefits under the Company Plan for Continuing Employees shall be the sole responsibility of the Company, and the Company acknowledges and warrants that AT&T PCS and its affiliates shall have no responsibility therefor.

          4.6  Bulk Sales.  Each of the parties hereto waives the obligation of
               ----------
the other party under the provisions of any "Bulk Sales" laws of the Uniform Commercial Code as in effect in any state having jurisdiction over AT&T PCS or the Transactions.

          4.7  Assignment of Assigned Agreements.  To the extent that any of the
               ---------------------------------
Assigned Agreements being assigned pursuant hereto is not assignable without the consent of another Person and such Consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment of such Assigned Agreement if such assignment or attempted assignment would constitute a breach thereof. AT&T PCS agrees to use commercially reasonable efforts to obtain (i) the Consent of such other Person to an assignment in all cases in which Consent is required or (ii) novation agreements to Assigned Agreements not so assignable. If such Consent or novation is not obtained, AT&T PCS agrees to cooperate with the Company to provide for the Company, to the extent permitted under the terms of such Assigned Agreement, the benefits under such Assigned Agreement, including enforcement of any and all rights of AT&T PCS against the other Person that is a party thereto arising out of the cancellation by such other Person or otherwise.

          4.8  Title; Risk of Loss.  Legal title and risk of loss with respect
               -------------------
to the Purchased Assets shall not pass to the Company until the Purchased Assets are transferred at Closing.

          4.9  Non-Solicitation.
               ----------------

          (a) From the date hereof until the Closing Date, AT&T PCS (and any of AT&T PCS's officers, directors, partners, employees, representatives or agents) will not solicit, initiate, encourage or participate in negotiations in any manner with respect to, or furnish or cause or permit to be furnished any information to any Person (other than to the Company or the Company's representatives) in connection with, any inquiry or offer for any purchase or sale of any Purchased Asset or the System (collectively, a "Third-Party
                                                            -----------
Proposal"). During such period, AT&T PCS shall promptly inform the Company of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective soliciting party).

          (b) If AT&T PCS (or any of AT&T PCS's officers, directors, partners, employees, representatives or agents) breaches or threatens to commit a breach of any of the provisions of this section, the Company shall have the right (in addition to any other rights and remedies available to the Company at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Company and that money damages would not be an adequate remedy to the Company. AT&T PCS agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the Company's seeking or obtaining such relief.

          4.10  Lien Searches.  At least ten (10) days prior to the Closing,
                -------------
AT&T PCS shall deliver to the Company Uniform Commercial Code, federal tax lien, bankruptcy and judgment search reports issued by the Offices of the Secretary of State of all applicable jurisdictions and all applicable local offices with respect to the System and the Purchased Assets (the "Search Results"). If the
                                                     --------------
Search Results reveal that any Liens on the Purchased Assets exist (other than Liens securing the Assumed Liabilities), AT&T PCS shall use commercially reasonable efforts to have such Liens removed as of the Closing.

          4.11  Completion of Construction.  AT&T PCS has advised the Company
                --------------------------
that it intends to construct 108 cell sites as described on Exhibit 4.11 (the "System Cell Sites"). Such Exhibit 4.11 sets forth that portion of the
------------------
construction of the System Cell Sites that has not been completed as of the date of the Management Agreement and the budgeted cost of such completion. Subject to the Management Agreement, AT&T PCS covenants and agrees to use its commercially reasonable efforts to complete such construction on or prior to the Closing Date; provided, that (i) AT&T PCS shall not be obligated to complete such construction (it being understood and agreed by the Company that the completion of such construction shall not be a condition to Closing hereunder), and (ii) except as set forth in the next succeeding sentence, the Company shall have no rights of any nature whatsoever against AT&T PCS arising from any failure on the part of AT&T PCS to complete such construction. In the event that AT&T PCS has not completed such construction on or prior to the Closing Date, the Company shall receive at the Closing a credit against the Cash Purchase Price in respect of each item not completed in an amount equal to the budgeted cost for such item on Exhibit 4.11. In the event that the Management Agreement shall have been terminated, at least ten (10) Business Days prior to the Closing Date, AT&T PCS shall deliver to the Company a certificate, signed by an authorized representative, setting forth the status of such construction and with respect to any portion of such construction that has not been completed, the corresponding amount by which the Cash Purchase Price shall be reduced. The Company shall have a period of five (5) Business Days to review such certificate and provide AT&T PCS with written notice of any objections or corrections thereto that the Company may have. An initial adjustment to the Cash Purchase Price based upon the undisputed items shown on such certificate shall be made at Closing. To the extent that disputed items exist, a final adjustment to the Cash Purchase Price shall be determined jointly by the Company and AT&T PCS on or prior to the twentieth (20/th/) Business Day following the Closing Date. In the absence of mutual agreement regarding such final adjustment within such twenty (20) day period, the parties shall engage the Independent Accountant to determine the amount of the adjustment to be made pursuant to this Section 4.11. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. Notwithstanding anything to the contrary contained herein, in the event that the Management Agreement shall be in effect on the Closing Date, AT&T PCS shall have no obligation to credit against the Cash Purchase Price any such cost of construction that has not been completed on or prior to the Closing Date; it being understood that in such event nothing contained herein shall affect the obligations of AT&T PCS to the Company pursuant to the Management Agreement with respect to such cost of completion of such construction.

          4.12  FCC Construction Requirement.  The Company and AT&T PCS hereby
                ----------------------------
agree that the Company shall assume and be obligated to satisfy the construction requirements set forth in 47 C.F.R. 24.203 with respect to the AT&T PCS Retained License and the AT&T PCS Contributed License.

          4.13  Environmental Due Diligence.  The Company shall have conducted
                ---------------------------
an environmental due diligence investigation of the Purchased Assets and the System, the results of which investigation shall be reasonably satisfactory to the Company, it being understood that such investigation shall include: (i) reviewing all Phase I environmental assessments prepared prior to the date hereof on behalf of AT&T PCS for the parcels of real property subject to leases included in the Assigned Agreements; and (ii) conducting and reviewing Phase I environmental assessments for parcels of real property subject to leases included in the Assigned Agreements for which such assessments have not been performed prior to the date hereof. In the event the Company is not reasonably satisfied with the results of its environmental due diligence investigation with respect to any such parcel, the Company shall provide AT&T PCS with written notice of such dissatisfaction no later than 30 days after the date hereof, which written notice shall set forth in reasonable detail the parcels as to which the Company is not reasonably satisfied and the reasons therefor (the "Potentially Rejected Sites"). In the event there are five (5) or fewer
---------------------------
Potentially Rejected Sites, the Closing shall take place in accordance with the terms hereof with no reduction in the Purchase Price, and (i) with respect to each Potentially Registered

Site the Company shall have the right at the Company's sole cost and expense to deinstall and remove all Purchased Assets located at any Potentially Rejected Site, (ii) Section 4.11 shall not be applicable to any Potentially Rejected Site as to which such right shall be exercised, and (iii) any Assigned Agreements relating to a Potentially Rejected Site as to which such right shall be exercised shall be excluded from the Purchased Assets and shall not be assigned to the Company pursuant to Section 2.1(d) and the liabilities arising thereunder shall not be Assumed Liabilities pursuant to Section 2.4(a). The Company shall exercise such right by written notice thereof given at least ten (10) Business Days prior to the Closing Date. In the event there are more than five (5) Potentially Rejected Sites, the Company may elect by written notice provided to AT&T PCS no later than 30 days after the date hereof to terminate this Agreement in accordance with Article IX; provided, however, that such 30 day period may be
                               --------  -------
extended by the Company, by written notice given to AT&T PCS, for such period not to exceed 30 days, as shall be necessary to investigate any potential environmental liability relating to any Potentially Rejected Site. In the event that the Company elects to deinstall and remove any Purchased Assets located at any Potentially Rejected Site in accordance with this Section 4.13, and this Agreement shall thereafter be terminated without the Closing having occurred, the Company shall at its sole cost and expense reinstall and restore all Purchased Assets to their prior locations. Notwithstanding anything to the contrary contained herein, AT&T PCS shall not be deemed to be in breach of any representation or warranty contained in this Agreement, or have any indemnification obligation relating thereto, in respect of any matter of which the Company acquires knowledge during the course of its environmental due diligence investigation of the Purchased Assets. As used in this Section 4.13, the term "knowledge" refers to actual and not constructive knowledge of the Company. Notwithstanding the foregoing, in the event that the Company shall have placed the System into commercial operation while the Management Agreement shall be in effect, the Company shall have no right to terminate this Agreement pursuant to this Section 4.13.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF AT&T PCS
                  ------------------------------------------

          AT&T PCS represents and warrants to the Company as follows:

      5.1  Organization, Power and Authority.
           ---------------------------------

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, lease and operate the Purchased Assets and to carry on its business relating to the System as now being conducted.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) It is duly qualified to do business in each jurisdiction where the Purchased Assets are used or the nature of its activities conducted in the operation of the System makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have an AT&T PCS Material Adverse Effect.

          (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity.

          5.2  Consents; No Conflicts.  Neither the execution, delivery and
               ----------------------
performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on any of the Purchased Assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or the PCS License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Exhibit 5.2, except in the case of clauses (a) and (b), where such breach, violation, default, Lien or right would not have an AT&T PCS Material Adverse Effect. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or disqualify the Company from obtaining the Consents (including the Consent of the FCC) required in order to consummate the License Transfer as provided for in this Agreement.

          5.3  Litigation.  There is no action, proceeding or investigation
               ----------
pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transactions.

          5.4  FCC Compliance.  To its knowledge, it is in compliance with all
               --------------
eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap. To its knowledge, the fact that it will own the interest in the Company contemplated by this Agreement will not cause the Company or its wholly owned Subsidiaries to be ineligible under FCC rules to hold PCS Licenses in general or the AT&T PCS Contributed License.

          5.5  Brokers.  It has not employed any broker, finder or investment
               -------
banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

          5.6  Stockholders Agreement.  From and after February 4, 1998, through
               ----------------------
and including the Closing Date, AT&T PCS has performed all covenants and agreements required to be performed by it pursuant to the Stockholders Agreement.

          5.7  License.  It is the authorized legal holder, free and clear of
               -------
any Liens, of the PCS License, evidence of which is attached to Schedule I. The PCS License is, and on the Closing Date the AT&T PCS Contributed License will be, valid and in full force and effect. Except for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of AT&T PCS, threatened against AT&T PCS or against the PCS License, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, the PCS License, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company to employ the AT&T PCS Contributed License in its business after the Closing Date. The PCS License is not subject to any conditions other than those appearing on the face of the PCS License itself and those imposed by FCC Law.

          5.8  No Distribution.  It is acquiring the Securities to be acquired
               ---------------
by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Stockholders Agreement and the Securities Act and all applicable state securities laws).

          5.9  Investor Acknowledgments.
               ------------------------

          (a) It is an "accredited investor" as defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its acquisition of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase. It is an existing stockholder of the Company, owning on the date hereof 732,371 shares of the Company's Series A Preferred Stock, par value $0.01 per share, and 366,131 shares of the Company's Series D Preferred Stock.

          (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of acquiring the Securities it is acquiring hereunder.

          (c) It is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto), and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (i) any projections, estimates or budgets delivered to or made available to it of future revenues, expenses or expenditures, or future results of operations and (ii) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto) and such information and documents obtained by it as a stockholder of the Company and through its representative who serves as a member of the Company's board of directors.

          (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which AT&T PCS and the Company operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by AT&T PCS by virtue of its status as a stockholder of the Company and through its representative who serves as a member of the Company's board of directors, it has determined that the Securities it is acquiring are a suitable investment for it.

          5.10  Title to Purchased Assets.  AT&T PCS has good and marketable
                -------------------------
title to, or a valid and enforceable leasehold interest in, all of the Purchased Assets, free and clear of all Liens except (only with respect to Purchased Assets other than the AT&T PCS Contributed License) for Liens for taxes, assessments, governmental charges or levies which are not due and delinquent or which hereafter can be paid without penalty, and except for warehousemen's, mechanics', carriers', landlords', repairmen's, or other similar Liens arising in the ordinary course of business (none of which, either singly or in the aggregate, is material). The Purchased Assets do not include fee simple title to any parcel of real property.

          5.11  Employees.  Exhibit 5.11 contains a list setting forth as of the
                ---------
date hereof the name and current annual salary and other compensation payable by AT&T PCS to each Employee, and the profit sharing, bonus or other form of additional compensation paid or payable by AT&T PCS to or for the benefit of each such Employee for the current fiscal year. There are no agreements, arrangements or understandings that would restrict the ability of the Company to terminate the employment of any or all of the Employees for any lawful reason or for no reason at all, without penalty or liability. All Employees are employees at will. AT&T PCS has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to Employees and is not liable for any arrears of wages or any taxes for failure to comply with any of the foregoing. There is no pending action, suit, claim, arbitration, or other legal or administrative proceedings against AT&T PCS by or with respect to any Employee.

          5.12  Contracts.
                ---------

          (a) Exhibit 2.1(d) contains a list of all Assigned Agreements existing at the date hereof.

          (b) AT&T PCS has performed and will, up to the Closing Date, perform in all material respects all obligations required to be performed by it under all Assigned Agreements.

          (c) Each of the Assigned Agreements has been, and each Assigned Agreement entered into after the date hereof as permitted by Section 4.3(c) will be, lawfully entered into and is or will be valid and in full force and effect and is or will be enforceable in accordance with its terms for the period stated in such Assigned Agreement. There are no currently threatened cancellations of, nor are there any outstanding disputes or material defaults under, any Assigned Agreement. AT&T PCS will not modify, amend or waive any provisions of any Assigned Agreement in a manner that would materially adversely affect the Purchased Assets or terminate any Assigned Agreement prior to the Closing other than in the ordinary course of business and with the prior written consent of the Company, which consent will not be unreasonably withheld.

          5.13  Equipment.  The items of equipment set forth on Exhibit 2.1(a)
                ---------
are in good working condition (reasonable wear and tear excepted) and are useable for the purposes for which intended. To AT&T PCS's knowledge, AT&T PCS has maintained such equipment in accordance with all warranties provided by the vendors or manufacturers thereof.

          5.14  Environmental Matters.  There has been no manufacture, refining,
                ---------------------
storage, disposal or treatment of Hazardous Substances by AT&T PCS (or, except as disclosed in any Phase I environmental assessment with respect to any parcel of real property at which any Purchased Assets are located, to the knowledge of AT&T PCS, its predecessors in interest) at or from any real property (x) on which any of the Purchased Assets is located, or (y) that is leased pursuant to an Assigned Agreement, in violation of any Environmental Laws or which would require remedial action under any Environmental Law. During its ownership or occupancy of such real property, AT&T PCS has not received with respect to any such real property any (i) notice of any such violation with respect to any Hazardous Substance at or on any of such real property, (ii) notice from any governmental agency that it, or any present or former owner, lessee or operator of such real property is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (iii) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning the compliance of AT&T PCS with any Environmental Law. As used in this Section 5.14, the term "knowledge" refers to actual and not constructive knowledge and is not intended to impose upon AT&T PCS any duty to investigate the condition of any real property.

          5.15  Compliance With Laws.  With respect to the System and the
                --------------------
Purchased Assets,

AT&T PCS is in, and has operated in, compliance with all applicable Laws, including all FCC Laws, Environmental Laws and Laws relating to taxes, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect. AT&T PCS has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws with respect to the System or the Purchased Assets, and AT&T PCS has not taken any action or failed to take any action that is a violation of any such Laws with respect to the System or the Purchased Assets, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect.

          5.16  Books and Records.  All financial, business and accounting
                -----------------
books, ledgers, accounts and official and other records relating to the System and the Purchased have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

          5.17  FCC Construction Requirements.  Each of the System Cell Sites
                -----------------------------
that shall have been constructed by AT&T PCS prior to Closing has been built in conformance in all material respects with FCC Law, including the technical requirements of Subpart E of Part 24 of the FCC rules and regulations, and operates, or shall operate, in conformance in all material respects with FCC Law. The System would, if in commercial service on the date of this Agreement, satisfy the five-year construction milestone set forth in 47 CFR 24.203(a) by providing coverage to 545,100 POPs within the Norfolk, Virginia BTA.

          5.18  Incursion Sites.  Exhibit 5.18 identifies each System Cell Site
                ---------------
for which the predicted or measured median field strength exceeds 47dBuV/m at the boundary of the Norfolk, Virginia BTA.

                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to AT&T PCS as follows:

      6.1  Organization, Power and Authority.
           ---------------------------------

          (a) Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) The Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Company Material Adverse Effect.

          (d) The execution and delivery of this Agreement by the Company and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including approval of its shareholders) are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity.

          (f) As of the Closing, after giving effect to the Transactions, the Company is not in breach of any obligation under this Agreement or the Stockholders Agreement.

          6.2  Consents; No Conflicts.  Neither the execution, delivery and
               ----------------------
performance by the Company of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on its assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law, or
(ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or
(c) require any Consent on its part, other than those set forth on Exhibit 6.2 or the approval of its Board of Directors, except in the case of clauses (a) and
(b) where such breach, violation, default, Lien or right would not have a Company Material Adverse Effect. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or disqualify the Company from obtaining the Consents (including the Consent of the FCC) required in order to consummate the License Transfer as provided for in this Agreement.

          6.3  Litigation.  There is no action, proceeding or investigation
               ----------
pending or, to the Company's knowledge, threatened against it or any of its properties or assets that would have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against the Company which would limit in any material respect its ability to operate its business in the manner currently contemplated.

          6.4  FCC Compliance.  It complies, and after giving effect to the
               --------------
consummation of the Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

          6.5  Brokers.  The Company has not employed any broker, finder or
               -------
investment banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

          6.6  Stockholders Agreement.  From and after February 4, 1998, through
               ----------------------
and including the Closing Date, the Stockholders Agreement has been in full force and effect, the Company has performed all covenants and agreements required to be performed by it pursuant to the Stockholders Agreement.

          6.7  Shares.  The Series D Preferred Stock being issued to AT&T PCS
               ------
hereunder, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders Agreement and the Certificate of Incorporation of the Company. The shares of Common Stock issued upon conversion of the Series D Preferred Stock, when issued pursuant to the terms of the Series D Preferred Stock, will be validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders Agreement and the Certificate of Incorporation of the Company.

          6.8  No Additional Representations.  The Company is not relying on and
               -----------------------------
acknowledges that no representation or warranty is being made by AT&T PCS or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto), and, in particular, it is not relying on, and acknowledges that no representation or warranty is being made in respect of, (i) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations of the System and (ii) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto).

          6.9  Compliance With Laws.  The Company is in, and has operated in,
               --------------------
compliance with all applicable Laws, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws, and the Company has not taken any action or failed to take any action that is a violation of any such Laws, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have a Company Material Adverse Effect.

          6.10  No Material Adverse Effect.  Since the formation of the Company,
                --------------------------
there has been no Company Material Adverse Effect.


                                  ARTICLE VII
                              CLOSING CONDITIONS
                              ------------------

          7.1  Conditions to Obligations of All Parties.  The obligation of each
               ----------------------------------------
of the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

          (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (b) The Consent of the FCC to the License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or AT&T PCS, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by the FCC as to
 -----------
which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions shall have been obtained, except where the failure to obtain such Consents would not be reasonably expected to have an AT&T PCS Material Adverse Effect or a Company Material Adverse Effect or to materially adversely affect the Transactions or the ability of AT&T PCS or the Company to perform its obligations under this Agreement.

          (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operations of the Company.

          (e) The terms " Licensed Territory" as used in the Network Membership License Agreement (as defined in the Stockholders Agreement) and "Territory" as used in the

Stockholders Agreement, and Schedule 2 to the Roaming Agreement (as defined in the Stockholders Agreement) shall have been appropriately amended to include the Norfolk, Virginia BTA and the parties shall make such other conforming changes to the terms of such agreements as shall be necessary to reflect the acquisition by the Company of the Purchased Assets and to otherwise extend the benefits of such agreements to the System and the Purchased Assets and, in addition, Exhibit A to the Roaming Agreement shall have been amended to provide that roaming charges in the Norfolk, Virginia BTA shall be calculated as set forth on Exhibit 7.1(e) hereto.

          7.2  Conditions to Obligations of the Company.  The obligation of the
               ----------------------------------------
Company to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions unless waived by the Company:

          (a) The representations and warranties of AT&T PCS contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except (i) for representations made as of a specified date, which shall be true and correct as of such date, and (ii) for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except (x) for inaccuracies in respect of the representations and warranties set forth in Section 5.3 and the third sentence of Section 5.7 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have an AT&T PCS Material Adverse Effect or would not adversely affect AT&T PCS's ability to perform its obligations under this Agreement and (y) for inaccuracies in respect of the representations and warranties set forth in Sections 5.10 through 5.16 to the extent that such inaccuracies are caused by acts or omissions (which omissions relate to matters for which the Company has responsibility under the Management Agreement) of the Company during the period that the Company is managing the System under the Management Agreement.

          (b) AT&T PCS shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) AT&T PCS shall have delivered to the Company the documents required pursuant to Section 3.2(f)(i).

          (d) Since the date hereof, neither the Purchased Assets nor the System shall have been adversely affected in any material way by, or sustained any material loss, whether or not insured, as a result of, any fire, flood, lightning, explosion or other calamity or casualty, which shall not have been repaired in all material respects by AT&T PCS, and no condemnation proceedings affecting any material portion of the Purchased Assets or the System shall have been commenced.

          (e) Releases, duly executed by the appropriate parties (other than with respect to Assumed Liabilities), releasing each of the Liens upon the Purchased Assets, each in form and substance reasonably satisfactory to the Company, shall have been obtained.

          7.3  Conditions to the Obligations of AT&T PCS.  The obligation of
               -----------------------------------------
AT&T PCS to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by AT&T PCS:

          (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date and except for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 6.3 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Company Material Adverse Effect or would not adversely affect the Company's ability to perform its obligations under this Agreement.

          (b) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) The Company shall have delivered to AT&T PCS the documents required pursuant to Section 3.2(f)(ii).

          (d) Section 8.6(a) of the Stockholders Agreement shall have been amended as set forth on Exhibit 7.3(d) hereto.


                                 ARTICLE VIII
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

      8.1 Survival.  Except for the representations and warranties contained in
          --------
Sections 5.1(a), (b), (d) and (e), 5.10 and 6.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided, that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

      8.2 Indemnification by AT&T PCS.  AT&T PCS shall indemnify and hold
          ---------------------------
harmless the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all liabilities and
               -----------------------------
expenses (collectively, "Losses") incurred by any Section 8.2 Indemnified Party
                         ------
(including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which any Section 8.2 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a
Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arise out of or result from (a) any representation or warranty of AT&T PCS contained in this Agreement being untrue, including, without limitation Section 5.14 or (b) any default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement (including its obligation to discharge the Excluded Liabilities), except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates; provided, that the aggregate liability of AT&T PCS to indemnify Section 8.2 Indemnified Parties against Losses arising out of or resulting from (x) any representation or warranty of AT&T PCS contained in this Agreement being untrue, or (y) any default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of AT&T PCS) be limited to $30,000,000; provided further, that such $30,000,000 limitation shall not apply to the obligation of AT&T PCS to indemnify the Section 8.2 Indemnified Parties against Losses arising out of the Excluded Liabilities.

      8.3 Indemnification by the Company.  The Company shall indemnify and hold
          ------------------------------
harmless AT&T PCS and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses incurred by any
          -----------------------------
Section 8.3 Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which any Section 8.3 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a
Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third party claim) that arise out of or result from (a) any representation or warranty of the Company contained in this Agreement being untrue or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement (including its obligation to discharge the Assumed Liabilities), except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates; provided, that the aggregate liability of the Company to indemnify
Section 8.3 Indemnified Parties against Losses arising out of or resulting from
(x) any representation or warranty of the Company contained in this Agreement being untrue, or (y) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of the Company) be limited to $30,000,000; provided further, that such $30,000,000 limitation shall not apply to the obligation of the Company to pay the Purchase Price or to indemnify the Section 8.3 Indemnified Parties against Losses arising out of the Assumed Liabilities.

      8.4 Procedures.
          ----------

          (a) The terms of this Section 8.4 shall apply to any claim (a "Claim")
                                                                         -----
for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "Indemnified
                                                              -----------
Party"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section,
                             ------------------
which party may assume the defense thereof, provided, that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approvals not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this
Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within thirty (30) days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) AT&T PCS, its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.


                                  ARTICLE IX
                                  TERMINATION
                                  -----------

      9.1 Termination.  In addition to any other rights of termination set forth
          -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

          (a) by mutual written consent of the parties;

          (b) by any party by written notice to the other party, if the Closing shall not have occurred on or before the date that is one year after the date hereof, provided, that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement;

          (c) by any party by written notice to the other party, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction; or

          (d) by the Company in accordance with Section 4.13.


      9.2 Effect of Termination
          ---------------------

          (a) In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (b) In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Section
4.2 and Articles VIII and X, except that nothing herein will relieve any party from liability for any breach of this Agreement.

          (c) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in Section 2.6.


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS
                           ------------------------

      10.1     Amendment and Modification.  This Agreement may be amended,
               --------------------------
modified or supplemented only by written agreement of each of the parties.

      10.2     Waiver of Compliance; Consents.  Any failure of any of the
               ------------------------------
parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

      10.3     Notices.  All notices or other communications hereunder shall be
               -------
in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):


          If to AT&T PCS, to it at:

          c/o AT&T Wireless Services, Inc.
          5000 Carillon Point
          Kirkland, WA 98033
          Attn:     William H. Hague, Esq.
          Facsimile:  (425) 828-8451

          With a copy to:

          Rubin Baum Levin Constant & Friedman
          30 Rockefeller Plaza
          New York, NY 10112
          Attn:  Gregg S. Lerner, Esq.
          Facsimile: (212) 698-7825

          If to the Company, to it at:

          Triton PCS Holdings, Inc.
          c/o Triton Communications
          101 Lindenwood Drive, Suite 125
          Malvern, PA 19355
          Attn:  Michael E. Kalogris
          Facsimile:  (610) 993-2683

          With a copy to:

          Kleinbard, Bell & Brecker LLP
          1900 Market Suite, Suite 700
          Philadelphia, PA 19103
          Attn:  Howard J. Davis, Esq.
          Facsimile:  (215) 568-0140


      10.4     Designated Purchasers.  It is understood and agreed between the
               ---------------------
parties that the Company may cause one or more of its direct or indirect wholly owned Subsidiaries (each a "Designated Purchaser") to purchase all or part of
                            --------------------
the Purchased Assets hereunder; provided, that notwithstanding any such designation, the Company shall remain fully liable for all of its obligations and those of the Designated Purchaser hereunder.

      10.5     Parties in Interest; Assignment.  This Agreement is binding upon
               -------------------------------
and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party.

      10.6     Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for
                                                          ---------------
any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

      10.7     Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

      10.8     Interpretation.  The article and section headings contained in
               --------------
this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

      10.9     Entire Agreement.  This Agreement, including the Exhibits and
               ----------------
Schedule hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Stockholders Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transactions.

      10.10    Publicity.  So long as this Agreement is in effect, the parties
               ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by a party shall disclose any of the financial terms of the Transactions without the prior consent of the other party, except as may be required by Law. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.

      10.11    Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

      10.12    Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      10.13    Books and Records.  Each party agrees that it will cooperate with
               -----------------
and make available to the other party, during normal business hours, all books and records relating to the

Purchased Assets, the System, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing that are necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose.

      10.14    Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

      10.15    Beneficiaries of Agreement.  The representations, warranties,
               --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              TRITON PCS HOLDINGS, INC.

                              By: ______________________________
                                    Name:
                                    Title:


                              AT&T WIRELESS PCS INC.


                              By: ______________________________
                                    Name:
                                    Title:

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
ARTICLE I     DEFINITIONS                                                                1

ARTICLE II    PURCHASE AND SALE OF ASSETS;
              PAYMENT OF CONSIDERATION;CERTAIN RESTRICTIONS ON TRANSFER                  6
        2.1   Purchase and Sale of Purchased Assets                                      6
        2.2   Excluded Assets                                                            7
        2.3   Payment of Consideration                                                   8
        2.4   Assumption of Obligations                                                  8
        2.5   No Expansion of Third-Party Rights                                         9
        2.6   Payment of Certain Expenses                                               10
        2.7   Restrictive Legends                                                       10
        2.8   Allocation of Purchase Price                                              10

ARTICLE III   CLOSING                                                                   10
        3.1   Time and Place of Closing                                                 11
        3.2   Closing Actions and Deliveries                                            11
        3.3   Closing Costs; Taxes and Fees                                             13

ARTICLE IV    COVENANTS                                                                 13
        4.1   Consummation of Transactions                                              13
        4.2   Confidentiality                                                           14
        4.3   Covenants of AT&T PCS                                                     15
        4.4   Covenants of the Company                                                  17
        4.5   Employees                                                                 18
        4.6   Bulk Sales                                                                20
        4.7   Assignment of Assigned Agreements                                         20
        4.8   Title; Risk of Loss                                                       20
        4.9   Non-Solicitation                                                          20
        4.10  Lien Searches                                                             21
        4.11  Completion of Construction                                                21
        4.12  FCC Construction Requirement                                              22
        4.13  Environmental Due Diligence                                               22

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF AT&T PCS                                23
        5.1   Organization, Power and Authority                                         23
        5.2   Consents; No Conflicts                                                    23
        5.3   Litigation                                                                24
        5.4   FCC Compliance                                                            24

        5.5   Brokers                                                                   24
        5.6   Stockholders Agreement                                                    24
        5.7   License                                                                   24
        5.8   No Distribution                                                           24
        5.9   Investor Acknowledgments                                                  25
        5.10  Title to Purchased Assets                                                 25
        5.11  Employees                                                                 26
        5.12  Contracts                                                                 26
        5.13  Equipment                                                                 26
        5.14  Environmental Matters                                                     26
        5.15  Compliance With Laws                                                      27
        5.16  Books and Records                                                         27
        5.17  FCC Construction Requirements                                             27
        5.18                                                                            27

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF THE COMPANY                             28
        6.1   Organization, Power and Authority                                         28
        6.2   Consents; No Conflicts                                                    28
        6.3   Litigation                                                                29
        6.4   FCC Compliance                                                            29
        6.5   Brokers                                                                   29
        6.6   Stockholders Agreement                                                    29
        6.7   Shares                                                                    29
        6.8   No Additional Representations                                             29
        6.9   Compliance With Laws                                                      30
        6.10  No Material Adverse Effect                                                30

ARTICLE VII   CLOSING CONDITIONS                                                        30
        7.1   Conditions to Obligations of All Parties                                  30
        7.2   Conditions to Obligations of the Company                                  31
        7.3   Conditions to the Obligations of AT&T PCS                                 32

ARTICLE VIII  SURVIVAL AND INDEMNIFICATION                                              32
        8.1   Survival                                                                  32
        8.2   Indemnification by AT&T PCS                                               33
        8.3   Indemnification by the Company                                            34
        8.4   Procedures                                                                34

ARTICLE IX    TERMINATION                                                               35
        9.1   Termination                                                               35
        9.2   Effect of Termination                                                     36

ARTICLE X     MISCELLANEOUS PROVISIONS                                                  36
        10.1  Amendment and Modification                                                36
        10.2  Waiver of Compliance; Consents                                            36
        10.3  Notices                                                                   36
        10.4  Designated Purchasers                                                     37
        10.5  Parties in Interest; Assignment                                           37
        10.6  Applicable Law                                                            38
        10.7  Counterparts                                                              38
        10.8  Interpretation                                                            38
        10.9  Entire Agreement                                                          38
        10.10 Publicity                                                                 38
        10.11 Specific Performance                                                      38
        10.12 Remedies Cumulative                                                       38
        10.13 Books and Records                                                         39
        10.14 Severability                                                              39
        10.15 Beneficiaries of Agreement                                                39